Exhibit 3.2
MATTHEWS INTERNATIONAL CORPORATION
AMENDED AND RESTATED BY‑LAWS
As amended September 26, 2023
ARTICLE I
General
Section 1.01Seal. The Company shall have a corporate seal which shall consist of circle with the words, MATTHEWS INTERNATIONAL CORPORATION around the outer part thereof and the words, “Corporate Seal, 1902” therein.
Section 1.02Fiscal Year. The fiscal year of the Company shall end on the 30th day of September.
Section 1.03Financial Reports to Shareholders. The Board of Directors shall have discretion to determine whether and when financial reports shall be sent to shareholders, what any such reports contain, and whether such reports shall be audited and accompanied by the report of an independent or certified public accountant.
ARTICLE II
Meetings
Section 2.01Time and Place of Annual Meeting. The annual meeting of the shareholders shall be held at such time as shall be designated by the Board of Directors, at the principal office of the Company or at such other place, within or without the Commonwealth of Pennsylvania, as shall be designated by the Board of Directors; provided, however, if a meeting is held by means of the Internet or other electronic communications technology in a fashion pursuant to which shareholders have the opportunity to read or hear the proceedings substantially concurrently with their occurrence, vote on matters submitted to the shareholders and pose questions to the directors, the meeting need not be held at a particular geographic location.
Section 2.02 Special Meetings. Special meetings of the shareholders may be called at any time by the Chairperson of the Board of Directors, or the President, or the Board of Directors, or, subject to Section 2421 of the Pennsylvania Business Corporation Law of 1988 (as amended, the “Pennsylvania Business Corporation Law”), upon written notice to the Secretary of the Company by persons who hold of record not less than 20% of the shares entitled to be voted upon any proposal to be considered at such meeting. At any time, upon written request of any person who has called a special meeting of the shareholders, subject to Section 2.03, the Secretary shall fix the time of the meeting which, if the meeting is called pursuant to a statutory right, shall be held within any period specified by the Pennsylvania Business Corporation Law, or if no period is specified, not more than 60 days after the receipt of the request. If the Secretary neglects or refuses to fix the time of such meeting, subject to Section 2.03, the person or persons calling the meeting may do so.
Section 2.03Notice of Meetings. Written notice of every meeting of the shareholders shall be given by, or at the direction of, the Secretary of the Company or other person authorized by the Board of Directors to give notice of such meeting, at least five days prior to the date fixed for the meeting and at least 14 days prior to the date fixed for any meeting at which Directors are to be elected. If the Secretary or other authorized person does not give notice of a meeting within a reasonable time, a person calling the meeting may do so. Such notice either personally or by sending a copy thereof through the mail or by telegram, charges prepaid, to each shareholder at his address appearing on the books of the Company or supplied by him to the Company for the purpose of notice. Such notice shall specify the place (provided, however, if a meeting is held by means of the Internet or other electronic communications technology in a fashion pursuant to which shareholders have the opportunity to read or hear the proceedings substantially concurrently with their occurrence, vote on matters submitted to the shareholders and pose questions to the directors, the meeting need not be held at a particular geographic location and the notice of such meeting shall so state), day, and hour of the meeting and, in the case of a special meeting, the general nature of the business to be transacted. No notice of an adjourned meeting need be given other than by announcement at the meeting at which such adjournment is taken.
Section 2.04Waiver of Notice. A waiver of notice in writing signed by the shareholders or Directors entitled to such notice, whether before or after the time of the meeting stated therein, shall be deemed equivalent to the giving of such notice. Except as required by law, neither the business to be transacted nor the purpose of the meeting need be specified in the waiver of notice of such meeting. Attendance of a person either in person or by proxy at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.
Section 2.05Quorum. The presence in person or by proxy of the holders of record of a majority of the shares entitled to be voted upon any proposal to be considered at the meeting shall constitute a quorum. The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, those present may adjourn the meeting to such time and place as they may determine but, in the case of any meeting called for the election of Directors, those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing Directors.
Section 2.06Presiding Officers. The Chairperson of the Board, or in his absence the President, shall preside, and the Secretary shall take the minutes, at all meetings of the shareholders. In the absence of the Chairperson of the Board and the President, the presiding Officer shall be designated by the Board of Directors or if not so designated selected by the shareholders present; and if the Secretary is unable to take the minutes of the meeting, the presiding Officer shall designate any other person to do so.
Section 2.07Voting Power. Except as otherwise provided by law or in the Articles or in the By laws, any proposal duly made at a meeting of the shareholders shall be adopted only upon the affirmative vote, in person or by proxy, of the holders of record of majority of the shares cast at the meeting and entitled to be voted on such proposal.
Section 2.08Non Personal Attendance. One or more Directors or shareholders may participate in a meeting of the Board, a Committee of the Board, or of the shareholders through communications equipment by means of which all persons participating in such meeting may hear each other.
Section 2.09Notice of Shareholder Business.
(a)Annual Meetings of Shareholders.
(1)The proposal of business to be considered by the shareholders at an annual meeting of shareholders (other than the nomination of Director candidates) must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (including by a Committee appointed by the Board of Directors), (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors (including by a Committee appointed by the Board of Directors), or (c) otherwise properly brought before the meeting by a shareholder of the Company who was a shareholder of record at the time of giving of notice provided for in this Section 2.09(a), who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 2.09(a).
(2)For business to be properly brought before an annual meeting by a shareholder pursuant to paragraph (a)(1) of this Section 2.09, the shareholder must have given timely notice thereof in writing to the Secretary of the Company and such other business must be a proper matter for shareholder action. To be timely, a shareholder’s written notice of such business shall be received by Secretary at the principal executive offices of the Company not later than the close of business on the 75th day nor earlier than the close of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after the first anniversary of the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 75th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above.
(b)’’Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Company’s notice of meeting.
(c)Nomination of Directors for Election. In addition to the procedures set forth in this Section 2.09 and Article SIXTH (or any successor article thereto) of the Articles of the Company with respect to the nomination of Director candidates, any nomination of Director candidates by a shareholder shall comply with the following requirements:
(1)Only persons who are nominated in accordance with the procedures set forth in these By-Laws shall be eligible for election as Directors. For purposes of this Section 2.09(c), a “nominee” shall include any person being considered to fill a vacancy on the Board of Directors.
(2)Nominations of persons who satisfy the eligibility requirements of subsection (4) of this Section 2.09(c) for the election of Directors may be made by the Board of Directors, by a committee appointed by the Board of Directors with authority from the Board to do so, or by any shareholder who complies with subsection (3) of this Section 2.09(c).
(3)Nominations of persons who satisfy the eligibility requirements of subsection (4) of this Section 2.09(c) for the election of Directors may be made by any person that (i) is a shareholder of record both at the time of giving of the notice provided for in this Section 2.09 and at the time of the annual meeting, (ii) is entitled to vote for the election of Directors at the meeting of the Company’s shareholders and (iii) complies with the notice procedures set forth in this Section 2.09. Nomination for the election of Directors pursuant to this subsection (3) of this Section 2.09(c) is the exclusive means for a shareholder to make nominations before a meeting of shareholders. For nominations to be properly brought before a meeting of shareholders pursuant to subsection (c) of this Section 2.09(c), such nomination (other than a nomination to fill a vacancy resulting from removal from office by a vote of the shareholders under Section 1726(a) of the Pennsylvania Business Corporation Law) may be made by a shareholder only if:

(a)Advance written notice of a proposed nomination by a shareholder of the Company is made in accordance with Article SIXTH (or any successor article thereto) of the Articles of the Company;
(b)Any update or supplement to the notice delivered pursuant to Section 2.09(c)(3)(a) above is delivered pursuant to the requirements of subsections (c)(6) and (d)(5) of this Section 2.09;
(c)The nominating shareholder has complied in all respects with the requirements of Section 14 of the Exchange Act, including without limitation, the requirements of Rule 14a-19 (as such rule and regulations may be amended from time to time by the Securities and Exchange Commission (the “Commission”), including any Commission staff interpretation relating thereto); and
(d)The Board of Directors or an executive officer designated thereby has determined that the shareholder has reasonably satisfied the requirements of this Section 2.09(c).
(4)To be eligible to be a nominee for election as a Director pursuant to this Section 2.09(c), the prospective nominee (whether nominated by or at the direction of the Board of Directors or by a shareholder), or someone acting on such prospective nominee’s behalf, must deliver (with respect to any nomination by a shareholder pursuant to this Section 2.09(c), in accordance with any applicable time periods prescribed for delivery of notice under this Section 2.09(c)) to the Secretary at the principal executive offices of the Company a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request). Upon request, the prospective nominee must also provide a written representation and agreement, in the form provided by the Secretary upon written request, that such prospective nominee:
(a)is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such prospective nominee, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (2) any Voting Commitment that could limit or interfere with such prospective nominee’s ability to comply, if elected as a director of the Company, with such prospective nominee’s fiduciary duties under applicable laws;
(b)is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein; and
(c)would be in compliance if elected as a director of the Company, and will comply with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company.
(5)Each notice delivered pursuant to subsection (c)(3)(a) of this Section 2.09 shall set forth:
(a)as to each person whom the shareholder proposes to nominate for election or reelection as a Director:
(i)the information required under Article SIXTH (or any successor article thereto) of the Articles of the Company; and
(ii)a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner on whose behalf the nomination is being made, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and such nominees’ respective affiliates and associates, or others acting in concert therewith, on the other hand, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;
(b)as to the shareholder giving the notice and any Shareholder Associated Person on whose behalf the nomination is made, the information
(i)the information required under Article SIXTH (or any successor article thereto) of the Articles of the Company; and
(ii)the information required under Section 2.09(d)(2)(b).

(6)In addition, the shareholder making such nomination shall promptly provide any other information reasonably requested by the Company, including information to determine (1) the eligibility of such proposed nominee to serve as an independent

Director of the Company or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee; (2) whether the proposed nominee has any direct or indirect relationship with the Company other than those relationships that have been deemed categorically immaterial pursuant to the Company’s corporate governance guidelines or its related party transaction policy; (3) whether the proposed nominee would, by serving on the Board of Directors, violate or cause the Company to be in violation of these By-Laws, the Articles of Incorporation, the rules and listing standards of the principal U.S. exchange upon which the common stock of the Company is listed or any applicable law, rule or regulation, and (4) whether the proposed nominee is or has been subject to any event specified in Item 401(f) of Regulation S-K (or successor rule) of the Commission.
(7)A shareholder who has delivered a notice of nomination pursuant to this Section 2.09(c) shall promptly certify to the Company in writing that it has complied with the requirements of Rule 14a-19 promulgated under the Exchange Act and deliver no later than five (5) business days prior to the annual meeting or special meeting, as applicable, reasonable evidence that it has complied with such requirements.
(8)Notwithstanding anything to the contrary in these By-Laws, unless otherwise required by law, if any shareholder (i) provides notice pursuant to Rule 14a-19 promulgated under the Exchange Act and (ii) subsequently (1) notifies the Company that such shareholder no longer intends to solicit proxies in support of director nominees other than the Company’s director nominees in accordance with Rule 14a-19, (2) fails to comply with the requirements of Rule 14a-19 or (3) fails to provide reasonable evidence sufficient to satisfy the Company that such requirements have been met, such shareholder’s nomination(s) shall be deemed null and void and the Company shall disregard any proxies or votes solicited for any nominee proposed by such shareholder.
(9)The Chairperson may, if the facts warrant, determine that any proposed nomination was not properly brought before the annual meeting in accordance with the provisions of this Section 2.09(c); and if the Chairperson shall so determine, the Chairperson shall so declare to the annual meeting, and any such nomination not properly brought before the annual meeting shall not be considered. A shareholder proposing a nomination for Director shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.09(c); provided, however, that any references in these By-Laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the applicable requirements pursuant to this Section 2.09(c).
(10)Subject to Rules 14a-8 and 14a-19 promulgated under the Exchange Act, nothing in these By-Laws shall be construed to permit any shareholder, or give any shareholder the right to include or have disseminated or described in any proxy materials relating to the Company’s next annual meeting or special meeting, as applicable, any nomination of a director or directors or any other business proposal.
(d)General.
(1)Only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.09 and Article SIXTH (or any successor article thereto) of the Articles of the Company with respect to the nomination of Director candidates. Except as otherwise provided by law, the Chairperson of the meeting shall have the power and duty to determine whether any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.09 and Article SIXTH (or any successor article thereto) of the Articles of the Company with respect to the nomination of Director candidates and, if any proposed business is not in compliance with this Section 2.09 and Article SIXTH (or any successor article thereto) of the Articles of the Company with respect to the nomination of Director candidates, to declare that such defective proposal or nomination shall be disregarded.
(2)A shareholder’s notice pursuant to Section 2.09(a) or a call for a special meeting of the shareholders made pursuant to Section 2.02 by persons who hold of record not less than 20% of the shares entitled to be voted upon any proposal to be considered at such meeting shall set forth:
(a)a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these By-Laws, the text of the proposed amendment) and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made;
(b)as to the shareholder giving the notice and any Shareholder Associated Person on whose behalf the proposal is made:
(i)the name and address of such shareholder who intends to propose the business, as they appear on the Company’s books, and of such Shareholder Associated Person and
(ii)a representation that the shareholder is a holder of record of shares of the Company entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to make the proposal to the meeting;

(iii)a representation that the shareholder will notify the Company in writing of the number and class of shares owned beneficially or of record by the shareholder and any Shareholder Associated Person as of the close of business on the record date for the meeting promptly, and in no event later than 10 days, following the later of the record date or the date notice of the record date is first publicly disclosed;
(iv)a description of all agreements, arrangements or understandings between the shareholder and persons (naming each person or persons) pursuant to which the business is to be proposed, and a representation that the shareholder will notify the Company in writing of any such agreement, arrangement or understanding in effect as of the close of business on the record date for the meeting promptly, and in no event later than 10 days, following the later of the record date or the date notice of the record date is first publicly disclosed;
(v)such other information regarding each matter of business to be proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Commission had the matter been proposed, or intended to be proposed by the Board of Directors; and
(vi)the information required by Section 2.09(d)(3), and a representation that the shareholder will notify the Company in writing of any changes in that information as of the close of business on the record date for the meeting promptly, and in no event later than 10 days, following the later of the record date or the date notice of the record date is first publicly disclosed.
(3)A notice submitted by a shareholder under Section 2.09 must describe in reasonable detail, with respect to the shareholder and any Shareholder Associated Person:
(a)any class or series and number of the Company’s securities, including shares of the Company and Derivative Instruments, directly or indirectly beneficially owned by the shareholder or a Shareholder Associated Person, or any other direct or indirect opportunity for the shareholder or Shareholder Associated Person to profit or share in any profit derived from any increase or decrease in the value of shares of the Company;
(b)any interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which the shareholder or Shareholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner;

(c)any hedging or other transaction or series of transactions that has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including, without limitation, any put, short position or any borrowing or lending of shares) that has been made by or on behalf of, a shareholder or any Shareholder Associated Person, the effect or intent of which is to mitigate loss to, or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, the shareholder or any Shareholder Associated Person with respect to any share of the Company;
(d)any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder or Shareholder Associated Person has a right to vote any shares of any class or series of the Company’s capital stock;
(e)any short interest of such shareholder or Shareholder Associated Person in any security of the Company (for purposes of this Section 2.09(d)(3), a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security);
(f)any rights to dividends on any securities of the Company owned beneficially by such shareholder or Shareholder Associated Person that are separated or separable from the underlying securities of the Company;
(g)any proportionate interest in shares of any class or series of the Company’s capital stock or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder or Shareholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner;
(h)any performance-related fees (other than an asset-based fee) to which such shareholder or Shareholder Associated Person is entitled based on any increase or decrease in the value of securities of the Company or Derivative Instruments as of the date of such notice, including any such interests held by members of the immediate family of such shareholder or Shareholder Associated Person sharing the same household (which information shall be supplemented by such shareholder and Shareholder Associated Person not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date);

(i)any significant equity interests or any Derivative Instruments or short interests in any principal competitor of the Company held by such shareholder or Shareholder Associated Person;
(j)any direct or indirect interest of such shareholder or any Shareholder Associated Person in any contract with the Company, any affiliate of the Company or any principal competitor of the Company (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement);
(k)all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act of 1934 (as amended, the “Exchange Act”) and the rules and regulations promulgated thereunder by such shareholder or beneficial owner, if any;
(l)any other information relating to such shareholder or Shareholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of Directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;
(m)any material interest of the shareholder or Shareholder Associated Person on whose behalf the proposal is made in such business;
(n)a description of all agreements, arrangements and understandings between such shareholder or such Shareholder Associated Person and any other person or persons (including their names) in connection with the proposal of such business;
(o)a representation that the shareholder is a holder of record of capital stock of the Company, is entitled to vote at such meeting and intends to appear, in person or by proxy, at the meeting to propose such business; and
(p)a representation as to whether the shareholder or such Shareholder Associated Person is or intends to be part of a group that intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal and/or (B) otherwise to solicit proxies from shareholders in support of such proposal.

(4)As used in this Section 2.09, the following terms have the meaning indicated:
(a)“Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
(b)“Derivative Instrument” means an option, warrant, convertible security, stock appreciation right, or other right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to the value of any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not such instrument or right is subject to settlement in the underlying class or series of shares of the Company or otherwise.
(c)“Shareholder Associated Person” of a shareholder means (i) any person controlling, controlled by, under common control with, or acting in concert with, the shareholder, (ii) any beneficial owner of shares of the Company owned of record or beneficially by the shareholder, (iii) any entity of which the shareholder is an employee, officer, member, partner, trustee, director or, except for entities the shares of which are registered under the Exchange Act, a shareholder, and (iv) any person controlling, controlled by or under common control with, the Shareholder Associated Person.
(5)The shareholder and any Shareholder Associated Person shall update and supplement the notice required by this Section 2.09 by giving notice that the information provided or required to be provided in such notice shall be true and correct (1) as of the record date for the meeting and (2) as of the date that is ten (10) business days prior to the meeting or any adjournment, postponement or recess thereof. Such updates and supplements shall be delivered or mailed by certified mail to the Secretary and received at the principal executive offices of the Company not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment, postponement or recess thereof) not later than five (5) business days prior to the date for the meeting or, if practicable, any adjournment, postponement or recess thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned, postponed or recessed). No such supplement or update may include any new nominees who were not named in the original notice of nomination or to be deemed to cure any defects or limit the remedies (including without limitation under these By-Laws) available to the Company relating to any defect.
(6)Notwithstanding the foregoing provisions of this Section 2.09, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.09. Nothing in this Section 2.09 shall be deemed to affect any rights of (i) shareholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a‑8 under the Exchange Act or (ii) the holders of any series of Preferred Stock to elect directors under specified circumstances.
(7)This Section 2.09 shall be the exclusive means for a shareholder to submit other business (other than matters properly brought under Rule 14a-8 under the Exchange Act, and included in the Company’s notice of meeting) before any shareholder meeting. The chairperson of the meeting shall refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedures. The provisions of this Section 2.09 shall also govern what constitutes timely notice for purposes of Rule 14a-4(c) of the Exchange Act.
Section 2.10Proxies. Any shareholder entitled to vote at any meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such shareholder by proxy. A shareholder may authorize a valid proxy in any manner permitted by applicable law, including by executing a written instrument executed by such shareholder, or by causing such shareholder’s signature to be affixed to such writing by any reasonable means, including by facsimile signature or by transmitting or authorizing an electronic transmission to the person designated as the holder of the proxy, a proxy solicitation firm or a like authorized agent. No such proxy shall be voted or acted upon after the expiration of three years from the date of such proxy, unless such proxy provides for a longer period. Every proxy shall be revocable at the pleasure of the shareholder executing it, unless such proxy is coupled with an interest sufficient in law to support an irrevocable power and except in any other case in which applicable law provides that such a proxy shall be irrevocable. A shareholder may revoke any proxy which is not irrevocable by giving notice of such revocation in writing or by electronic transmission to the Secretary or the designated agent of the Secretary. Proxies authorized by electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the shareholder. Any copy, facsimile telecommunication or other reliable reproduction of a writing or electronic transmission created pursuant to this Section 2.10 may be substituted or used in lieu of the original writing or electronic transmission, as the case may be, for any and all purposes for which the original writing or electronic transmission, as the case may be, could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or electronic transmission, as the case may be. Every proxy shall be filed with or transmitted to the Secretary or the Company’s designated agent.
Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for exclusive use by the Company.
ARTICLE III
Directors
Section 3.01Number and Eligibility (of Directors). The business and affairs of the Company shall be managed by its Board of Directors, the members of which need not be residents of the Commonwealth of Pennsylvania. The number and nomination of Directors shall be as set forth in Article SIXTH (or any successor article thereto) of the Articles of the Company. No one shall be eligible for nomination to stand as a Director, nor be elected to fill a vacancy in the Board of Directors, after attaining 75 years of age and any Director that, if nominated would attain 75 years of age during a term as a Director, shall retire from the Board of Directors immediately prior to the next annual meeting of the shareholders following such Director attaining 75 years of age.
Section 3.02Election, Term and Vacancy. The election and term of office of Directors shall be as set forth in Article SIXTH (or any successor article thereto) of the Articles of the Company. Except as otherwise required by law, vacancies on the Board of Directors including vacancies resulting from an increase in the number of Directors shall be filled by unanimous vote of the remaining Board.
Section 3.03Compensation of Directors. Directors shall receive such compensation for their services as Directors as the Board may from time to time determine; provided that nothing herein contained shall be construed to preclude any Director from serving the Company in any other capacity and receiving compensation therefor.
Section 3.04Regular Meetings; Chairperson. The Board of Directors shall, without written notice, hold an annual meeting and other regular meetings at such times and places as the Board may determine from time to time. The Board shall elect one of its members Chairperson of the Board, and such Chairperson shall preside at all meetings of the shareholders and of the Board of Directors at which he is present.

Section 3.05Special Meetings. Special meetings of the Board of Directors may be called at any time by the Board itself by vote at a meeting, or by the Chairperson of the

Board, the President or by any two Directors, to be held at such place and day and hour and for such purposes as shall be specified by the person or persons calling the meeting. Notice of every such special meeting, stating the place, day and hour thereof and the general nature of the business to be transacted thereat, shall be given to all Directors by, or at the direction of, the person or persons calling the meeting at least one day prior to the day named for the meeting.
Section 3.06Quorum. A majority of the full Board of Directors shall constitute a quorum for the transaction of business at any regular or special meeting of the Board of otherwise required by law or by the Articles of the Company, resolutions of the Board of Directors shall be adopted, and any action of the Board at a meeting upon any matter shall be taken and be valid, with the affirmative vote of at least a majority of the Directors present at a meeting duly convened, provided that if all the Directors shall severally or collectively consent in writing to any action to be taken by the Company, such action shall be as valid corporate action as though it had been authorized at a meeting of the Board of Directors.
Section 3.07Presumption of Assent. Minutes of each meeting of the Board of Directors shall be made available to each Director at or before the next succeeding regular meeting. Every Director shall be presumed to have assented to such minutes unless his written objection thereto shall be made to the Secretary within seven business days after receipt thereof in draft form.
Section 3.08Resignation. Any Director may resign by submitting his resignation to the Chairperson of the Board or the President. Unless otherwise specified, any such resignation shall be effective immediately upon its receipt by such Officer.
Section 3.09Executive Committee. The Board of Directors shall have authority to appoint an Executive Committee consisting of not more than five Directors, which committee shall, during intervals between meetings of the Board of Directors, have and exercise all the authority of the Board of Directors in the management of the business of the Company except as specially limited by the Board of Directors.
Section 3.10Other Committees. The Board of Directors may from time to time appoint from its own number a Compensation Committee and such standing or other committees as it may deem in the best interests of the Company and may invest such committees with such powers as the Board of Directors deems appropriate.
Section 3.11Conduct of Committees. The term “Board of Directors” or “Board” when used in any provision of these By-Laws related to the organization or procedures of or the manner of taking action by the Board of Directors, shall be construed to include and refer to any executive or other committee of the Board of Directors. Subject to any charter adopted by the

Board with respect to a committee of the Board of Directors, any provision of these Bylaws related or referring to action to be taken by the Board of Directors or the procedures required therefor shall be satisfied by the taking of corresponding action by a committee of the Board of Directors to the extent authority to take the action has been delegated to the committee pursuant to this Article III.
ARTICLE IV
Officers
Section 4.01Election of Officers. At the annual meeting of the Board of Directors following the annual meeting of shareholders, the Board of Directors shall elect such Officers and assistant Officers as the Board of Directors may deem appropriate. The Board of Directors may also elect, from time to time, such other Officers as it deems appropriate. The Board of Directors shall have power to define the cubes of all Officers and assistant Officers, may at any time in its discretion remove any Officer or assistant Officer appointed by it, and shall have power at any time to fill any vacancies in any office occurring for whatever reason. Unless sooner removed by the Board of Directors, all Officers shall hold office until their successors are elected, or until resignation or death, whichever is earlier. The Compensation Committee of the Board of Directors shall fix the compensation of all principal Officers.
Section 4.02President. The President shall have all powers and perform all duties as from time to time may be prescribed by the Board of Directors. In the absence of the Chairperson of the Board of Directors, the President shall preside at meetings of the shareholders and of the Board of Directors. Such Officers as shall be designated from time to time by the Board of Directors shall report to the President.
Section 4.03Vice Presidents. Vice Presidents shall perform such duties as may be assigned to them from time to time by the Board of Directors, or by the President.
Section 4.04Secretary. The Secretary shall attend the meetings of the shareholders and of the Board of Directors and keep minutes thereof in suitable books. Unless some other person is designated to give such notice, the Secretary shall send out notices of all meetings of shareholders and of the Board of Directors which may be called in accordance with the provisions of law and the provisions of these By‑laws. He shall perform all the usual duties incident to the office of Secretary.
Section 4.05Treasurer. The Treasurer or his designee shall receive, and the Treasurer shall be responsible for, all money paid to the Company and keep, or cause to be kept, accurate accounts of all money received or payments made in books kept for that purpose. He or his designees shall deposit all money received in the name and to the credit of the Company in such bank or other place or places of deposit as the Board of Directors shall designate. He shall be responsible for the proper disbursement of the Company funds. He shall perform all the usual duties incident to the office of Treasurer.
Section 4.06Controller. The Controller shall direct the accounting activities of the Company, including financial reporting, provision of necessary procedures to provide accounting controls and services, and coordination of accounting and tax policies with Divisional Operating personnel, together with such duties as may be assigned from time to time by the Board of Directors or by the President.
Section 4.07Assistant Officers. Each assistant Officer shall perform such duties as may be delegated to him by the Officer to whom he is an assistant, and in the absence or disability of such Officer may perform the duties of such Officer’s office. Each assistant Officer shall perform such other duties as may be assigned to him by the Board of Directors.
Section 4.08Delegation of Duties. In case of the absence of any Officer of the Company, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate for the time being the power and duties, or any of them, of such Officer to any other Officer or Director or other person whom they may select.
ARTICLE V
Execution of Documents
Section 5.01Notes, Checks, etc. All properly authorized notes, bonds, drafts, acceptances, checks, endorsements (other than for deposit), guarantees and all evidences of indebtedness of the Company whatsoever require two (2) signatures and shall be signed by such Officers or agents of the Company, subject to such requirements as to countersignatures or other conditions, as the Board of Directors from time to time may determine. Facsimile signatures on checks may be used if authorized by the Board of Directors.
Section 5.02Execution of Instruments Generally. Except as provided in Section 5.01 all deeds, mortgages, contracts (except contracts in the normal course of business), and other instruments requiring execution of the Company may be executed and delivered by any Officer of the Company or by any such other person as may be authorized by the Board of Directors.
ARTICLE VI
Indemnification

Section 6.01Personal Liability of Directors and Officers.
(a)To the fullest extent the laws of the Commonwealth of Pennsylvania permit elimination or limitation of the liability of Directors and Officers of the Company, no Director or Officer of the Company shall be personally liable for monetary damages as such for any action taken, or any failure to take any action, as a Director or Officer, respectively, provided however, that this Section 6.01 shall only apply to Officers after this Section 6.01 to these By-Laws is approved by the shareholders of the Company in accordance with Pennsylvania law (the “Section 1735 Shareholder Approval”).
(b)This Section 6.01 shall apply to any breach of performance of duty or any failure of performance of duty by any Director of the Company occurring after January 27, 1987 and the performance of duty by any Officer of the Company occurring after the Section 1735 Shareholder Approval is obtained. The provisions of this Section shall be deemed to be a contract with each Director and Officer (in the case of Officers once Section 1735 Shareholder Approval is obtained) of the Company who serves as such at any time while this Section is in effect and each such Director or Officer (in the case of Officers once Section 1735 Shareholder Approval is obtained) shall be deemed to be so serving in reliance on the provisions of this Section. Any amendment or repeal of this Section or adoption of any other By‑Law or provision of the Articles of the Company which has the effect of increasing Director or Officer liability shall operate prospectively only and shall not have any effect with respect to any action taken, or any failure to act, by a Director or Officer prior to such amendment, repeal or adoption.
Section 6.02Indemnification of Directors, Officers and Others.
(a)Right to Indemnification. Except as prohibited by law, every Director and Officer of the Company shall be entitled as of right to be indemnified by the Company against expenses and any liabilities paid or incurred by such person in connection with any actual or threatened claim, action, suit, or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the Company or otherwise, in which he or she may be involved in any manner, as a party, witness or otherwise, or is threatened to be made so involved, by reason of such person being or having been a Director or Officer of the Company or of a subsidiary of the Company or by reason of the fact that such person is or was serving at the request of the Company as a Director, Officer, employee, fiduciary or other representative of another Company, partnership, joint venture, trust, employee benefit plan or other entity (such claim, action, suit or proceeding hereinafter being referred to as Factions); provided, that no such right of indemnification shall exist with respect to an Action initiated by an indemnitee (as hereinafter defined) against the Company (an Indemnitee Actions); except as provided in the last sentence of this Subsection (a) Persons who are not Directors or Officers of the Company may be similarly indemnified in respect of service to the Company or to another such entity at the request of the Company to the extent the Board of Directors at any time designates any of such persons as entitled to the benefits of this Article. As used in this Section 6.02, an indemnitee shall include each Director and Officer of the Company and each other person designated by the Board of Directors as entitled to the benefits of this Section 6.02, expenses shall mean all expenses actually and reasonably incurred, including fees and expenses of counsel selected by an indemnitee, and Liabilities shall mean amounts of judgments, excise taxes, fines, penalties and amounts paid in settlement. An indemnitee shall be entitled to be indemnified pursuant to this Subsection (a) for expenses incurred in connection with any Indemnitee Action only (i) if the indemnitee is successful, as provided in Subsection (c) of this Section 6.02, (ii) if the indemnitee is successful in whole or in part in another Indemnitee Action for which expenses are claimed or (iii) if the indemnification for expenses is included in a settlement of, or is awarded by a court in, such other Indemnitee Action.
(b)Right to Advancement of Expenses. Every indemnitee shall be entitled as of right to have his or her expenses in defending any Action, or in initiating and pursuing any Indemnitee Action for indemnity or advancement of expenses under Subsection (c) of this Section 6.02, paid in advance by the Company prior to final disposition of such Action or Indemnitee Action, provided that the Company receives a written undertaking by or on behalf of the indemnitee to repay the amount advanced it if it should ultimately be determined that the indemnitee is not entitled to be indemnified for such expenses.
(c)Right of Indemnitee to Initiate Action. If a written claim under Subsection (a) or Subsection (b) of this Section 6.02 is not paid in full by the Company within 30 days after such claim has been received by the Company, the indemnitee may at any time thereafter initiate an Indemnitee Action the unpaid amount of the claim and, if successful in whole or in part, the indemnitee shall also be entitled to be paid the expense of prosecuting such Indemnitee Action. The only defense to an Indemnitee Action to recover on a claim for indemnification under Subsection (a) of this Section 6.02 shall be that the indemnitee’s conduct was such that under Pennsylvania law the Company is prohibited from indemnifying the indemnitee for the amount claimed, but the burden of proving such defense shall be on the Company. The only defense to an Indemnitee Action to recover a claim for advancement of expenses under Subsection (b) of this Section 6.02 shall be the indemnitee’s failure to provide the undertaking required by Subsection (b) of this Section 6.02.
(d)Insurance and Funding. The Company may purchase and maintain insurance to protect itself and any person eligible to be indemnified hereunder against any liability or expense asserted or incurred by such person in connection with any Action, whether or not the Company would have the power to indemnify such person against such liability or expense by law or under the provisions of this Section 6.02. The Company may create a trust fund, grant a security interest, cause a letter of credit to be issued or use other means (whether or not similar to the foregoing) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.
(e)Non‑Exclusivity; Nature and Extent of Rights. The rights to indemnification and advancement of expenses provided for in this Section 6.02 shall (i) not be deemed exclusive of any other rights, whether now existing or hereafter created, to which any indemnitee may be entitled under any agreement or by law, charter provision, vote of shareholders or Directors or otherwise, (ii) be deemed to create contractual rights in favor of each indemnitee who serves the Company at any time while this Section 6.02 is in effect (and each such indemnitee shall be deemed to be so serving in reliance on the provisions of this Section), and (iii) continue as to each indemnitee who has ceased to have the status pursuant to which he or she was entitled or was designated as entitled to indemnification under this Section and shall inure to the benefit of the heirs and legal representatives of each indemnitee. Any amendment or repeal of this Section 6.02 or adoption of any other By‑Law or provision of the Articles of the Company which limits in any way the right to indemnification or the right to advancement of expenses provided for in this Section 6.02 shall operate prospectively only and shall not affect any action taken, or failure to act, by an indemnitee prior to the adoption of such amendment, repeal, By‑Law or other provision.
(f)Partial Indemnity. If an indemnitee is entitled under any provision of this Section 6.02 to indemnification by the Company for some or a portion of the expenses or liabilities paid or incurred by the indemnitee in the preparation, investigation, defense, appeal or settlement of any Action or Indemnitee Action but not, however, for the total amount thereof, the Company shall indemnify the indemnitee for the portion of such expenses or liabilities to which the indemnitee is entitled.
(g)Applicability of Section. This Section 6.02 shall apply to every Action, except that it shall not apply to the extent that Pennsylvania law does not permit its application to any breach of performance of duty or any failure of performance of duty by an indemnitee occurring prior to January 27, 1987.

ARTICLE VII
Share Certificates and Transfers
Section 7.01Share Certificates.
The shares of the Company’s stock may be certificated or uncertificated, as provided under Pennsylvania law, and shall be entered in the books of the Company and registered as they are issued. Any certificates representing shares of stock shall be in such form as the Board of Directors shall prescribe, certifying the number and class of shares of the stock of the Company owned by the shareholder. Every share certificate shall be signed by the Chairperson of the Board, Chief Executive Officer, President, or a Vice President, or by any other Officer designated by the Board of Directors, and shall be countersigned by the Secretary and sealed with the Corporate Seal. The Corporate Seal may be a facsimile, engraved or printed, and where the share certificate is manually signed by a Corporate Officer, a transfer agent or a registrar the signature of any Corporate Officer upon such certificate may be a facsimile, engraved or printed.
Within a reasonable time after the issuance or transfer of uncertificated stock, the Company shall send to the registered owner thereof a written notice that shall set forth the name of the Company, that the Company is organized under the laws of the State of Pennsylvania, the name of the shareholder, the number and class (and the designation of the series, if any) of the shares represented, and any restrictions on the transfer or registration of such shares of stock imposed by the Company’s articles of incorporation, these By-Laws, any agreement among shareholders or any agreement between shareholders and the Company.
Section 7.02Transfer of Shares.
Upon surrender to the Company or the transfer agent of the Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Company to issue a new certificate or evidence of the issuance of uncertificated shares to the shareholder entitled thereto, cancel the old certificate and record the transaction upon the Company’s books. Upon the surrender of any certificate for transfer of stock, such certificate shall be conspicuously marked on its face “Cancelled” and filed with the permanent stock records of the Company.
Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the shareholder entitled thereto and the transaction shall be recorded upon the books of the Company. If the Company has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in facsimile.

The Board of Directors may appoint a transfer agent and one or more co-transfer agents and registrar and one or more co-registrars and may make or authorize such agent to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock.
Section 7.03Loss, Destruction or Mutilation of Share Certificate. In case of loss, destruction or mutilation of a share certificate, the Company may issue (i) a new certificate or certificates of stock or (ii) uncertificated shares in place of any certificate or certificates previously issued by the Company alleged to have been lost, stolen or destroyed, upon such terms and conditions as the Board of Directors may from time to time determine.
Section 7.04Regulations Relating to Shares. The Board of Directors shall have power and authority to make such rules and regulations not inconsistent with these By‑laws as it may deem expedient concerning the issue, transfer and registration of share certificates.
Section 7.05Holder of Record. The Company shall be entitled to treat the holder of record of any share or shares of stock of the Company as the holder and owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or right, title, or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.
Section 7.06Non‑applicability of Statute. Section 910 of the Pennsylvania Business Corporation Law (pertaining to control transactions) shall not be applicable to the Company. (This By‑law provision was adopted by action of the Board of Directors on March 9, 1984 and restated on May 20, 1988, and may not be rescinded except by an amendment to the Articles of Incorporation.)
Section 7.07Non‑Applicability of Statute. Section 911 of the Pennsylvania Business Corporation Law (pertaining to certain business combinations) shall not be applicable to the Company. (This By‑law provision was adopted by action of the Board of Directors effective May 20, 1988.)
Section 7.08Non‑Applicability of Statute. Subchapter G, Subchapter H, Subchapter I and Subchapter J of Chapter 25 of the Pennsylvania Business Corporation Law (pertaining to control share transactions) shall not be applicable to the Company. (This By‑law provision was adopted by action of the Board of Directors effective May 18, 1990.)

ARTICLE VIII
Profit Distribution To Employees
Section 8.01Profit Distribution to Employees. The Board of Directors is hereby authorized to determine from time to time, and at its sole and complete discretion, whether and to what extent bonuses or profit distributions should be paid to Officers, department heads or any other employees of the Company. In making such determination, the Board of Directors or its designee shall have full power and authority, in its sole and complete discretion, to determine the recipients, the basis, the amount and the nature (whether in cash, stock or otherwise) of any such bonus or profit distribution; provided, however, no such bonus or profit distribution shall be made at any time unless, after giving effect thereto, and after all expenses, taxes and contingent liabilities are provided for, there shall be remaining out of the Company’s current year’s Consolidated Net Income an amount equal to or greater than 6% of the Invested Capital of the Company at the date of any such determination. For the purposes of this Section, the terms Consolidated Net Incomes and invested Capitals shall be determined in accordance with sound accounting principles. To be eligible for consideration for a profit sharing distribution, an employee must have completed at least three months of service with the Company at the close of the period for which profit sharing is being paid. In those locations where a labor agreement provides for the discontinuance or omission of the Profit Sharing Plan, bargaining unit employees will not be eligible for profit sharing distribution.
ARTICLE IX
Amendments
Section 9.01Amendments. These By‑laws may be altered or amended by the Board of Directors or the shareholders at any annual, regular or special meeting duly convened after notice of the specific Sections to be altered or amended